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                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 28, 1997, appearing on page 22 of Universal Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our reports dated (i) February 28, 1997, which appears as Exhibit 99.2, (ii) February 28, 1997, which appears as Exhibit
99.5 and (iii) June 14, 1996, which appears as Exhibit 99.4 of the Current Report on Form 8-K dated July 31, 1997. We also consent to the references to us under the headings "Experts" in such Prospectus.

Price Waterhouse LLP

Chicago, Illinois
July 31, 1997